Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the EVEolution Ventures, Inc. registration statement, on Form SB-2, of our report dated October 23, 2002, accompanying the financial Company for the year ended December 31, 2001 and for the period from the date of inception, August 31, 2000 to December 31, 2000, which is part of the registration statement, and to the reference to us under the heading “Experts” in such registration statement.

Lima, Peru
January 14, 2003

Adolfo Santa Cruz Miranda
Certified Public Accountants under Peruvian law
Registration N° 1587